Exhibit 10.8

THIS AMENDMENT TO THE SECURITIES SUBSCRIPTION AGREEMENT (this “Amendment”), dated as of [●], 2020, is entered into by and between Executive Network Partnering Corporation, a Delaware corporation (the “Company”), and ENPC Holdings, LLC, a Delaware limited liability company (“Subscriber”). All capitalized terms used but not defined herein shall have the meanings specified in the Subscription Agreement (as defined below).

Recitals

WHEREAS, the Company and Subscriber are parties to that certain Securities Subscription Agreement, dated as of June 22, 2020 (the “Subscription Agreement”);

WHEREAS, Subscriber’s Class B Shares increased in number from 1,200 to 120,000 after giving effect to a 100-for-one forward stock split on July 17, 2020;

WHEREAS, Subscriber’s Class F Shares decreased in number from 737,789 to 690,000 after giving effect to an 0.9352267382679872-for-one reverse stock split on July 29, 2020;

WHEREAS, Subscriber’s Class F Shares subject to complete or partial forfeiture pursuant to Section 3.1 of the Subscription Agreement decreased in number from 95,684 to 90,000; and

WHEREAS, the parties hereto desire to amend the Subscription Agreement as set forth herein in accordance with Section 6.4 of the Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, Subscriber and the Company hereby agree as set forth in this Amendment:

1.    Amendment to the Subscription Agreement.

(a)    Section 5.2 of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

“Lock-up. Subscriber acknowledges that the Class F Shares will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter.”

(b)    Section 3.1 of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

“3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the representative of the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it shall forfeit any and all rights to such number of Class F Shares (up to an aggregate of 90,000 Class F Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscriber (and all other initial stockholders prior to the IPO, if any) will own an aggregate number of shares of Common Stock (other than Class B Common Stock and not including shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), issuable upon exercise of any warrants or underlying any CAPS™, or shares of any Common Stock purchased by Subscriber in the IPO or in the aftermarket) equal to 5% of the shares of Class A Common Stock issued in the IPO.”.

2.    Effectiveness of Amendment. Upon the execution and delivery hereof, the Subscription Agreement shall be deemed to be amended and/or restated as hereinabove set forth as fully and with the same effect as if the amendments and/or restatements made hereby were originally set forth in the Subscription Agreement, and this Amendment and the Subscription Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments and/or restatements shall not operate so as to render invalid or improper any action heretofore taken under the Subscription Agreement.

3.     General Provisions.

(a)    Miscellaneous. The terms of Section 6 of the Subscription Agreement shall apply to this Amendment mutatis mutandis.

(b)    Subscription Agreement in Effect. Except as specifically provided for in this Amendment, the Subscription Agreement shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their proper and duly authorized officers as of the day and year first above written.

COMPANY: EXECUTIVE NETWORK PARTNERING CORPORATION

By:
Name: Alex Dunn
Title: Chief Executive Officer

SUBSCRIBER: ENPC HOLDINGS, LLC

By:
Name: Alex Dunn
Title: President